INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-15991 of Real Goods Trading Corporation on Form S-8 of our report dated May 21, 1999, appearing and incorporated by reference in the Annual Report on Form 10-KSB of Real Goods Trading Corporation for the year ended March 31, 1999.

[S]DELOITTE & TOUCHE
   Deloitte & Touche LLP
   Oakland, California
   November 18, 1999